Exhibit 1

CGSH Comments – March 21, 2012

HSBC HOLDINGS PLC

(a public limited company incorporated under the laws

of England and Wales)

Senior Debt Securities

Subordinated Debt Securities

and

American Depositary Shares

Representing

Dollar-denominated Preference Shares

UNDERWRITING AGREEMENT – STANDARD PROVISIONS

Dated: [                    ]

HSBC HOLDINGS PLC

(a public limited company incorporated under the laws

of England and Wales)

Senior Debt Securities

Subordinated Debt Securities

and

American Depositary Shares

Representing

Dollar-denominated Preference Shares

UNDERWRITING AGREEMENT

THIS AGREEMENT is made on [            ]

[Name of Representative(s)]

Gentlemen and Ladies:

HSBC Holdings plc, a public limited company incorporated under the laws of England and Wales (the “Company”), proposes to issue and sell from time to time, either together or separately, (i) senior debt securities (“Senior Debt Securities”) consisting of debentures, notes and/or other evidences of senior indebtedness, (ii) subordinated debt securities (“Subordinated Debt Securities”, and together with the Senior Debt Securities, “Debt Securities”) consisting of debentures, notes and/or other evidences of subordinated indebtedness and/or (iii) American Depositary Shares (the “ADSs”), each ADS representing one of the Company’s Dollar-denominated Preference Shares, nominal value $0.01 each (the “Shares” and, together with the Debt Securities, the “Securities”), in one or more offerings on terms determined at the time of sale and set forth in a terms agreement (the “Terms Agreement”). The Shares of more than one series may be offered and sold as units, in which case such units of Shares will be represented by units of ADSs of each corresponding series. The time and date of the execution of the Terms Agreement entered into in connection with the offering of any Offered Securities is hereinafter referred to as the “Execution Time”.

The Debt Securities are to be issued under one of three Indentures (each an “Indenture”, together the “Indentures”), entered into between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). The Debt Securities may be Senior Debt Securities with a specified maturity date, issued under the Indenture relating thereto (the “Senior Indenture”), dated Subordinated Debt Securities with a specified maturity date, issued under the Indenture relating thereto (the “Dated Subordinated Indenture”) or undated Subordinated Debt Securities with no specified maturity date, issued under the Indenture relating thereto (the “Undated Subordinated Indenture”). The Debt Securities may have varying designations, authorized denominations, maturities, rates or methods of calculation of interest, if any, and terms for payment thereof, if any, exchange, conversion, redemption or prepayment terms, if any, and other specific terms as set forth in the applicable Terms Agreement relating thereto.

Each issue of Shares may vary, where applicable, as to series, number of Shares, public offering or purchase price, dividend rate or any other variable terms which the articles of association of the Company (the “Articles of Association”) contemplate and as set forth in the applicable Terms Agreement.

The Debt Securities and Shares to be issued and sold as specified in the applicable Terms Agreement shall be referred to herein as the “Offered Debt Securities” and the “Offered Shares,” respectively, and collectively as the “Offered Securities.” As used herein, unless the context otherwise requires, the term “Underwriters” shall mean the firm or firms specified as Underwriter or Underwriters in the applicable Terms Agreement relating to the Offered Securities and the term “you” shall mean the Underwriter or Underwriters, if no underwriting syndicate is purchasing the Offered Securities, or the representative or representatives of the Underwriters, if an underwriting syndicate is purchasing the Offered Securities, as specified in the applicable Terms Agreement.

Unless otherwise specified in the applicable Terms Agreement, the Offered Debt Securities will be issued in registered form. The Offered Shares are to be deposited pursuant to a deposit agreement (the “Deposit Agreement”), among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and the holders from time to time of the American Depositary Receipts (the “ADRs”) issued thereunder and such Offered Shares will be offered in the form of ADSs evidenced by ADRs. The Offered Debt Securities, Offered Shares and ADRs are more fully described in the Prospectus referred to below. References to an issue, offer or sale of any Securities hereunder shall include such issue, offer or sale in the form of interests in registered global notes (the “Debt Securities”) or ADSs, where the context so allows.

Whenever the Company determines to make an offering of Offered Securities, the Company will enter into a Terms Agreement providing for the sale of the applicable Offered Securities to, and the purchase and offering thereof by, the Underwriters. The Terms Agreement relating to the Offered Securities shall specify the type of Offered Securities to be issued, the names of the Underwriters participating in such offering (subject to substitution as provided in Section 13 hereof), the number of Offered Securities which each such Underwriter severally and not jointly agrees to purchase, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the time and place of delivery and payment and other specific terms. In addition, each Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Offered Securities to cover over-allotments, if any, and the amount of Offered Securities subject to such option (the “Option Securities”). As used herein, the term “Offered Securities” shall include the Option Securities, if any. The Terms Agreement may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of Offered Securities will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Company and each Underwriter participating in the offering of such Offered Securities.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (No. 333-[ ]) and related base prospectus for the registration of the Securities in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the “1933 Act”). In addition, the Company has prepared and filed with the Commission a registration statement on Form F-6 (No. 333-100072) and a related prospectus for the registration under the 1933 Act of the ADSs.

Any reference herein to the Registration Statement, the Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3, which were filed under the 1934 Act on or before the Effective Date or the issue date of the Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement shall be deemed to refer to and include the filing of any document under the 1934 Act after the Effective Date of the Registration Statement or the issue date of the Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference.

The terms that follow, when used in this Agreement, shall have the meanings indicated:

“1934 Act” shall mean the United States Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission promulgated thereunder.

“Disclosure Package” shall mean (i) the Prospectus, as amended and supplemented, (ii) any Preliminary Prospectus Supplement, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I to the pertinent Terms Agreement, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or become effective.

“Final Prospectus Supplement” shall mean the prospectus supplement relating to the Offered Securities that was first filed pursuant to Rule 424(b) under the 1933 Act after the Execution Time, together with the Prospectus.

“Final Term Sheet” shall mean a final term sheet that is prepared by the Company and filed with the Commission pursuant to Section 4(b) hereof containing solely a description of the Offered Securities, in a form approved by the Representatives.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Section 405 of the 1933 Act.

“Initial Sale Time” shall mean 17:00 (Eastern time) on the date of the execution of the relevant Terms Agreement or as otherwise specified therein.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the 1933 Act.

“Preliminary Prospectus Supplement” shall mean any preliminary prospectus supplement to the Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus Supplement, together with the Prospectus.

“Prospectus” shall mean the prospectus contained in the Registration Statement at the Execution Time.

“Registration Statement” shall mean the registration statement referred to above, including exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto shall have been filed, shall mean such registration statement as so amended.

The registration statement on Form F-6 for the registration of the ADSs evidenced by ADRs, as it was declared effective by the Commission, the prospectus included therein are hereinafter called the “ADS Registration Statement” and the “ADS Prospectus”, respectively.

SECTION 1. Representations and Warranties. (a) The Company represents and warrants to you as of the date hereof, and to each Underwriter named in a Terms Agreement as of the Execution Time (in each case, the “Representative Date”), as follows:

(i) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (iv) at the Execution Time, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act; and (v) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Offered Securities and (vi) as of the Execution Time, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the 1933 Act), without taking account of any determination by the Commission pursuant to Rule 405 under the 1933 Act that it is not necessary that the Company be considered an Ineligible Issuer. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the 1933 Act. The Company agrees to pay the required SEC filing fees relating to the Securities within the time required by Rule 456(b)(1) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act.

(ii) The Registration Statement, at the Execution Time, had become effective and meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(iii) On the Effective Date, the Registration Statement did, and when the Final Prospectus Supplement is first filed in accordance with Rule 424(b) under the 1933 Act and at the Closing Time and any Date of Delivery, the Final Prospectus Supplement (and any supplement thereto) will, comply in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the United States Trust Indenture Act of 1939, as amended (the “1939 Act”) and the respective rules and regulations thereunder; the documents incorporated by reference in the Final Prospectus Supplement (and any supplement thereto), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder; on the Effective Date, at the Execution Time and at the Closing Time and any Date of Delivery, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and at the Closing Time and any Date of Delivery the Indentures did or will comply in all material respects with the applicable requirements of the 1939 Act and the rules thereunder; and, on the Effective Date, on the date of any filing pursuant to Rule 424(b) under the 1933 Act and at the Closing Time and any Date of Delivery, the Final Prospectus Supplement (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus Supplement (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein.

(iv) As of the Initial Sale Time, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by an Underwriter through you expressly for use therein.

(v) Neither any Issuer Free Writing Prospectus nor the Final Term Sheet includes any information that conflicts with the information contained in the Registration Statement, the Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement, including any document incorporated by reference therein deemed to be a part thereof that has not been superseded or modified. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by an Underwriter through you expressly for use therein.

(vi) This Agreement has been duly authorized, executed and delivered by the Company. Upon execution and delivery of the applicable Terms Agreement by the Company, such Terms Agreement shall have been duly authorized, executed and delivered by the Company.

(vii) The consolidated financial statements included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations for the periods specified. Such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRSs”), applied, except as described in the Registration Statement, on a consistent basis throughout the periods involved. The financial statement schedules, if any, included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. The selected financial data and selected statistical information included in the Prospectus present fairly the information shown therein and, except as otherwise set forth in the Prospectus, have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

(viii) The Company has been duly registered and is validly existing as a public limited company under the laws of England and Wales with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Final Prospectus Supplement.

(ix) Each of the Company’s subsidiaries has been duly organized and is validly existing as a corporation under the laws of its country of incorporation; all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued and fully paid or partly paid and, if partly paid, not in default; the Company owns, directly or through its subsidiaries, the shares of capital stock held by it in each of the subsidiaries as set forth in the Final Prospectus Supplement, free and clear of any security interest, mortgage, pledge, lien, charge, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any subsidiary was issued in violation of the pre-emptive or similar rights of any security holder of such subsidiary.

(x) The Company had, at the date indicated, the duly authorized and issued share capital as set forth in the condensed consolidated statement of changes in shareholders’ equity included or incorporated by reference in the Disclosure Package and the Final Prospectus Supplement; all of the issued share capital of the Company has been duly and validly authorized and issued and is fully paid and non-assessable; and the Debt Securities, the Shares and the ADRs conform to the descriptions thereof contained in the Registration Statement and the Offered Securities will conform to the descriptions thereof in the Final Prospectus Supplement and such descriptions conform to the rights set forth in the instruments defining the same.

(xi) Since the respective dates as of which information is given in the Registration Statement, Disclosure Package and the Final Prospectus Supplement, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in or affecting the financial condition, earnings or general affairs of the Company and its subsidiaries, considered as one enterprise, or (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, in each case that is material to the Company and its subsidiaries (considered as one enterprise) in the context of the issue of the Offered Securities.

(xii) Other than as set forth or contemplated in the Final Prospectus Supplement, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, in the aggregate, are material to the Company and its subsidiaries (considered as one enterprise) in the context of the issue of the Offered Securities; and, to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(xiii) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in stabilization or manipulation of the price of the Offered Securities.

(xiv) No registration of the Company under the Investment Company Act of 1940, as amended, (the “1940 Act”) is required in connection with the issue and sale in the United States of the Offered Securities.

(xv) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the 1934 Act); such disclosure controls and procedures and internal control over financial reporting are effective.

(b) If the Offered Securities include Debt Securities, the Company also represents and warrants to you as of the date hereof, and to each Underwriter named in the applicable Terms Agreement as of the Execution Time (in each case, the “Representation Date”), as follows:

(i) The Senior Indenture, the Dated Subordinated Indenture or the Undated Subordinated Indenture, as the case may be, with respect to such Debt Securities, each supplement thereto, if any, to the date hereof and the supplement thereto or board resolution setting forth the terms of such Offered Debt Securities (such Indenture, as so supplemented by such supplement or supplements and/or board resolution, being herein referred to as the “Designated Indenture”), have been duly authorized by the Company. The Designated Indenture as executed is or will be substantially in the form filed as an exhibit to the Registration Statement. The Designated Indenture, when duly executed and delivered (to the extent required by the

Indenture) by the Company and the Trustee, will constitute a valid, binding and enforceable obligation of the Company assuming due authorization thereof by the Trustee, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(ii) The Offered Debt Securities shall, on the date of the applicable Terms Agreement, be duly authorized and, when such Debt Securities are executed, authenticated and delivered in the manner provided for in the Designated Indenture and issued and paid for in accordance with this Agreement and the applicable Terms Agreement, such Debt Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Designated Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(iii) Other than as described or set forth in the Disclosure Package or the Registration Statement, on the basis of applicable United Kingdom law and published practice followed by HM Revenue & Customs, no stamp duty, capital duty, registration or other issue or documentary taxes are payable on (A) the creation, issue or delivery by the Company of the Offered Debt Securities or (B) assuming all of the following transactions take place outside the United Kingdom and any instruments of transfer remain at all times outside the United Kingdom, the purchase, sale and delivery by the Underwriters of the Offered Debt Securities, the execution and the delivery of this Agreement, any applicable Terms Agreement or the consummation of the transactions contemplated hereby.

(iv) The execution and delivery of this Agreement, the applicable Terms Agreement and the Designated Indenture by the Company, the issuance and delivery of the Offered Debt Securities, the consummation by the Company of the transactions contemplated in this Agreement, the applicable Terms Agreement and in the Registration Statement and compliance by the Company with the terms of this Agreement, the applicable Terms Agreement, the Designated Indenture and the Offered Debt Securities have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the Memorandum and Articles of Association of the Company, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, charge or security interest upon any property or assets of the Company or any subsidiary under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any subsidiary is a party or by which it may be bound or to which any of its properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, having jurisdiction over the Company or any of the properties of any of them (except, in each such case, for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the financial condition or general affairs of the Company and its subsidiaries (considered as one enterprise)).

(v) No authorization, approval, consent or license of any government, governmental instrumentality, authority or court is required for the issue and sale of the Offered Debt Securities or the consummation of the other transactions contemplated by this Agreement, the applicable Terms Agreement or the Designated Indenture except (A) the registration of the Offered Debt Securities under the 1933 Act and the 1939 Act and (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Debt Securities by the Underwriters.

(vi) There are no contracts or documents of a character required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement that are not described and filed as required.

(c) If the Offered Securities include Shares, the Company also represents and warrants to you as of the date hereof, and to each Underwriter named in the applicable Terms Agreement as of the Execution Time (in each case, the “Representation Date”), as follows:

(i) When the ADS Registration Statement became effective, and at the Closing Time referred to below (and, if any Option Securities are purchased, up to the Date of Delivery referred to below): (A) the ADS Registration Statement and any amendments and supplements thereto did and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and (B) neither the ADS Registration Statement nor any amendment or supplement thereto did or will contain any untrue statement of a material fact or did or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii) The Deposit Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization and execution by the Depositary, constitutes a valid, legally binding and enforceable obligation of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(iii) The Offered Shares shall, on the date of the applicable Terms Agreement, be duly and validly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Shares), and, when ADSs are issued and delivered against payment therefor pursuant to this Agreement and the Terms Agreement relating to the Offered Shares, and, in the case of any Option Shares, pursuant to any over-allotment option (as described in Section 3 hereof), such ADSs will be duly and validly issued and fully paid and will not be subject to preemptive rights.

(iv) Upon the due issuance by the Depositary of ADRs evidencing ADSs against the deposit of the Offered Shares in accordance with the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of the ADRs specified therein and in the Deposit Agreement.

(v) Other than as described or set forth in the Prospectus or the Registration Statement, on the basis of applicable United Kingdom law and published practice followed by HM Revenue & Customs, no stamp duty, capital duty, registration or other issue or documentary taxes are payable on (A) the creation, issue or delivery by the Company of the Offered Shares or (B) assuming all of the following transactions take place outside the United Kingdom and any instruments of transfer remain at all times outside the United Kingdom, the deposit of the Offered Shares under the Deposit Agreement by the Company, the purchase by the Underwriters of the ADSs evidenced by ADRs, the sale and delivery by the Underwriters of the ADSs evidenced by ADRs, the execution and delivery of this Agreement, any applicable Terms Agreement, the Deposit Agreement or the consummation of the transactions contemplated hereby.

(vi) The execution and delivery of this Agreement, the applicable Terms Agreement and the Deposit Agreement by the Company, the issuance and delivery of the Offered Shares, the sale of the ADSs, as applicable, the consummation by the Company of the transactions contemplated in this Agreement, the applicable Terms Agreement, the Deposit Agreement and in the Registration Statement and the ADS Registration Statement and compliance by the Company with the terms of this Agreement, the applicable Terms Agreement, the Offered Shares and the Deposit Agreement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the Memorandum and Articles of Association of the Company, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, charge or security interest upon any property or assets of the Company or any subsidiary under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any subsidiary is a party or by which it may be bound or to which any of its properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, having jurisdiction over the Company or any of the properties of any of them (except, in each such case, for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the financial condition or general affairs of the Company and its subsidiaries (considered as one enterprise)).

(vii) No authorization, approval, consent or license of any government, governmental instrumentality, authority or court is required for the allotment and issue and sale of the Offered Shares or the consummation of the other transactions contemplated by this Agreement, the Deposit Agreement, the applicable Terms Agreement or any over-allotment option except (A) the registration of the Offered Shares and ADSs under the 1933 Act and (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Shares by the Underwriters.

(viii) There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement or the ADS Registration Statement that are not described and filed as required.

(d) Any certificate signed by any officer of the Company or any subsidiary and delivered to you or to counsel for the Underwriters pursuant to the terms hereof shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(e) Other than as described or set forth in the Disclosure Package or the Registration Statement, neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate (as such term is defined in Rule 501(b) under the 1933 Act, each an “Affiliate”) or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any other member of the Group, joint venture partner or other person or entity, in any manner that would result in the violation of such U.S. sanctions by any person participating in the offering, whether as issuer, underwriter, advisor, investor, or otherwise.

(f) Other than as described or set forth in the Disclosure Package or the Registration Statement, except to the extent that it would not have a material adverse effect on the Group, the operations of the Group are conducted in material compliance with all applicable anti-money laundering laws, regulations and rules and guidelines issued, administered or enforced by any applicable governmental agency, and the Group has instituted and maintains policies and procedures designed to ensure continued material compliance therewith.

(g) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any anti-bribery laws, including but not limited to (i) any provision of the United Kingdom Bribery Act 2010 (the “UK Bribery Act”) (ii) the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), and (iii) the Company and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

SECTION 2. Sale and Delivery in the European Economic Area and the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and warrants that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Offered Securities to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered Securities to the public in that Relevant Member State:

(a) if the final terms in relation to the Offered Securities specify that an offer of those Offered Securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”) following the date of publication of a prospectus in relation to such Offered Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus has subsequently been completed by the final terms contemplating such Non-exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus or final terms, as applicable, and the Company has consented in writing to its use for the purpose of that Non-exempt Offer;

(b) at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(c) at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior written consent of the Company for any such offer; or

(d) at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Offered Securities referred to in (b) to (d) above shall require the Company to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this section, the expression an “offer to the public” in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each Underwriter represents and warrants that:

(a) in relation to any Offered Securities which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Offered Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Offered Securities would otherwise constitute a contravention of Section 19 of the FSMA by the Company;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Offered Securities in, from or otherwise involving the United Kingdom.

SECTION 3. Sale and Delivery to the Underwriters; Closing. (a) The several commitments of the Underwriters to purchase Offered Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

(b) In addition, the Company may grant in any Terms Agreement an option to the Underwriters named in such Terms Agreement to purchase up to the amount of Option Securities specified in such Terms Agreement, upon the terms and conditions referred to in paragraph (a) of this Section 3. The option granted by any Terms Agreement must be exercised within the period specified in such Terms Agreement, and may be exercised in whole or in part (but not more than once) only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Offered Securities upon notice by you to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option, and the time and date of payment and delivery thereof. Such time and date of delivery (the “Date of Delivery”) shall be determined by you after consultation with the Company but shall not be later than seven full Business Days after the exercise of such option, nor in any event prior to the Closing Time. If the option is exercised as to only a portion of the Option Securities, the Company will sell such portion of the Option Securities to the Underwriters. If the option is exercised as to all or any portion of the Option Securities, the Option Securities as to which the option is exercised shall be purchased by the Underwriters, severally and not jointly, in their respective underwriting obligation proportions. The term “Business Day” shall mean any day on which banks in both (i) New York, New York and (ii) London, England are not required or authorized by law to close.

(c) Payment of the purchase price for and underwriting commission in connection with any Offered Securities to be purchased by the Underwriters shall be made at the offices of Cleary Gottlieb Steen & Hamilton LLP in London or at such other place as shall be agreed upon by the Company and you, at 10:00 A.M., New York City time, on the fifth Business Day (unless, in either case, postponed pursuant to Section 13 hereof) following the date of the applicable Terms Agreement, or such other time as you and the Company shall determine (each such date and time of payment and delivery being herein referred to as a “Closing Time”). In addition, in the event that the Company has granted an option to purchase Option Securities, payment of the purchase price for and underwriting commission in connection with, any Option Securities purchased pursuant to such option by the Underwriters shall be made at the offices of Cleary Gottlieb Steen & Hamilton LLP set forth above or at such other place as the Company and you shall determine, on the Date of Delivery as specified in the notice from you to the Company. Payment shall be made to the Company by certified or official bank check or wire transfer in such funds as specified in the applicable Terms Agreement, payable to the order of the Company.

(d) Unless otherwise specified in the applicable Terms Agreement, payment for the Offered Securities shall be made against delivery at the Closing Time (or on the Date of Delivery, in the event that the Company grants to the Underwriters the option described in Section 3(b) hereof to purchase any or all of the Option Securities, the Underwriters exercise such option and the Date of Delivery is later than the Closing Time), in the case of Debt Securities, to the depositary named in the Final Prospectus Supplement, and, in the case of Shares, to The Bank of New York Mellon, as Depositary, so that the Depositary can issue ADRs evidencing ADSs representing interests in the Offered Shares. It is understood and agreed by the parties hereto that no delivery of Offered Securities to be purchased and sold hereunder at a Closing Time (or on a Date of Delivery) shall be effective until and unless payment therefor has been made pursuant to Section 3(c) hereof and the Company shall have furnished or caused to be furnished to you at such Closing Time (or Date of Delivery) certificates and other evidence reasonably satisfactory to you of the execution of a book-entry transfer of such Offered Securities in the form of Debt Securities or ADSs, as the case may be, through the facilities of The Depository Trust Company in favor of the Underwriters.

SECTION 4. Certain Covenants of the Company. The Company covenants with you and with each Underwriter as follows:

(a) If reasonably requested by you in connection with each offering of the Offered Securities, the Company will prepare a Preliminary Prospectus Supplement containing such information as you and the Company deem appropriate, and, immediately following the execution of each Terms Agreement, the Company will prepare a Final Prospectus Supplement containing such information concerning the Offered Securities as you and the Company deem appropriate in connection with the offering of the Offered Securities. The Company will promptly transmit copies of such Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as you shall reasonably request.

(b) The Company will prepare an Issuer Free Writing Prospectus in accordance with this Section in the form of a term sheet (attached to the applicable Terms Agreement as Schedule 1 thereto) with respect to the Offered Securities (a “Term Sheet”) and will file such Term Sheet with the Commission pursuant to Rule 433 under the 1933 Act not later than the time specified by such Rule. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, the Company will furnish the Underwriters a copy of the proposed Issuer Free Writing Prospectus for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus to which the Underwriters object in their reasonable judgment.

(c) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions in the United States as you may designate and to maintain such qualifications in effect for as long as may be required for the distribution of the Offered Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Securities have been qualified as above provided.

(d) The Company will make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 of the 1933 Act Regulations).

(e) Between the date of the applicable Terms Agreement and the Closing Time with respect to the Offered Securities, the Company will not, without your prior consent, offer or sell, or enter into any agreement to sell, any securities of the Company which are substantially similar to the Offered Securities, other than as set forth in such Terms Agreement.

(f) To the extent specified in the Terms Agreement, the Company will use its best efforts to effect the authorization of the Offered Securities for listing on the New York Stock Exchange, Inc. as soon as reasonably practicable.

(g) If the Offered Securities include Debt Securities, the Company also covenants with you and with each Underwriter as follows:

(i) The Company will not at any time file or make any amendment to the Registration Statement or any amendment or supplement to the Prospectus, of which you shall not have previously been advised and furnished a copy or to which you or counsel for the Underwriters shall reasonably object; provided, however that if the Underwriters have made a good faith objection to the filing of any such amendment or supplement and the Company reasonably believes such filing is required by applicable law or regulation, the Company shall be permitted to make such filing.

(ii) The Company has furnished or will furnish to you as many signed copies of the Registration Statement as originally filed and of all amendments thereto, including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus, whether filed before or after the Registration Statement became effective, and signed copies of all consents and certificates of experts, as you may reasonably request and has furnished or will furnish to you, for each other Underwriter, one conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits).

(iii) The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission thereunder, the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Offered Securities as contemplated in this Agreement, the applicable Terms Agreement and the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters and counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 4(h)(i), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

(iv) The Company will, while the completion of the distribution of any Offered Debt Securities is pending, notify each of you promptly, and confirm the notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any supplement to the Prospectus, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(v) In respect of a series of Debt Securities, which must be redeemed before the first anniversary of the date of its issue, the Company will issue such Debt Securities only if the following conditions apply (or the Debt Securities can otherwise be issued without contravention of section 19 of the FSMA): (a) each relevant Underwriter represents, warrants and agrees in the terms set out in Section 2(a); and (b) the redemption value of each such Debt Security is not less than £100,000 (or an amount of equivalent value denominated wholly or partly in a currency other than sterling), and no part of any Debt Security may be delivered unless the redemption value of that part is not less than £100,000 (or such an equivalent amount).

(h) If the Offered Securities include Shares, the Company also covenants with you and each Underwriter as follows:

(i) The Company will not while the completion of the distribution of such Offered Securities is pending, file or make any amendment to the Registration Statement or the ADS Registration Statement, or any amendment or supplement to the Prospectus, of which you shall not have previously been advised and furnished a copy or to which you or counsel for the Underwriters shall reasonably object; provided, however that if the Underwriters have made a good faith objection to the filing of any such amendment or supplement and the Company reasonably believes such filing is required by applicable law or regulation, the Company shall be permitted to make such filing.

(ii) The Company has furnished or will furnish to you as many signed copies of the Registration Statement and the ADS Registration Statement as originally filed and of all amendments thereto, including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus, whether filed before or after the Registration Statement or the ADS Registration Statement became effective, and signed copies of all consents and certificates of experts, as you may reasonably request and has furnished or will furnish to you, for each other Underwriter, one conformed copy of the Registration Statement and the ADS Registration Statement as originally filed and each amendment thereto (without exhibits).

(iii) The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission thereunder so as to permit the completion of the distribution of the Offered Securities as contemplated in this Agreement, the applicable Terms Agreement and the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters and counsel for the Company, to amend the Registration Statement or amend the ADS Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend the ADS Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 4(i)(i), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the ADS Registration Statement or the Prospectus comply with such requirements.

(iv) The Company will, while the completion of the distribution of any Offered Shares is pending, notify each of you promptly, and confirm the notice in writing, of (i) the effectiveness of any amendment to the Registration Statement or the ADS Registration Statement, (ii) the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the ADS Registration Statement, the Prospectus or any supplement to the Prospectus, (iv) any request by the Commission for any amendment to the Registration Statement or the ADS Registration Statement or any amendment or supplement to the Prospectus or for additional information and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(v) The Company will comply with the Deposit Agreement so that ADRs evidencing any ADSs representing Offered Shares will be executed and delivered by the Depositary to the Underwriters at the applicable Closing Time or Date of Delivery as the case may be.

SECTION 5. Covenant of the Underwriters. Each Underwriter, severally and not jointly, represents and covenants with the Company that, unless such Underwriter has obtained or will obtain, as the case may be, the prior written consent of the Company, such Underwriter has not and will not use any Issuer Free Writing Prospectuses or any Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the 1933 Act. Notwithstanding the foregoing, the Company consents to the use by any Underwriter of a free writing prospectus that (i) is not an Issuer Free Writing Prospectus and (ii) (A) contains only (1) information describing the preliminary terms of the Offered Securities or their offering or (2) information that describes the final terms of the Offered Securities or their offering and that is included in the Term Sheet contemplated in Section 4(b) or (B) consists of any Bloomberg or other electronic communications providing certain ratings of the Offered Securities or relating to marketing, administrative or procedural matters in connection with the offering of the Offered Securities.

SECTION 6. Payment of Expenses. The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement and any applicable Terms Agreement, including (a) the printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the ADS Registration Statement, the Disclosure Package, and the cost of furnishing copies thereof to the Underwriters, (b) the printing and distribution of this Agreement (including any applicable Terms Agreement), the Deposit Agreement, the Designated Indenture, the Offered Securities, the ADSs and the ADRs, (c) the delivery of the Offered Debt Securities and/or ADSs to the Underwriters and/or the Offered Shares to the Depositary, including any stock transfer taxes payable upon the delivery of the Offered Shares to the Depositary and/or the sale of the Debt Securities and/or the ADSs to the Underwriters, (d) the fees and disbursements of the Company’s counsel and accountants, (e) the qualification of the Offered Securities under the applicable securities laws in accordance with Section 4(c) and any filing for review of the offering with the Financial Industry Regulatory Authority, (f) the costs and charges of the Depositary and any transfer agent or registrar, (g) the fees of rating agencies, (h) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Designated Indenture and the Offered Debt Securities, (i) all expenses and listing fees in connection with the listing of the Offered Securities on the New York Stock Exchange, Inc., (j) all expenses and taxes for which the Company may at any time be liable, including, without limitation, any stamp duty, capital, withholding, transfer or other tax, incident to the issue and delivery of the Offered Shares to the Depositary or of the Debt Securities and/or the ADSs to the Underwriters and the sale and delivery of the Debt Securities and/or the ADSs evidenced by ADRs by the Underwriters to the initial purchasers thereof (provided that such sale and delivery by the Underwriters takes place outside the United Kingdom), and up to the amount specified in the applicable Terms Agreement as reimbursement for the out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters, incurred by the Underwriters in connection with the transactions contemplated hereby, payable to you, for the account of the Underwriters.

If a Terms Agreement is terminated by you in accordance with the provisions of Section 7, 12(a)(i) or 14, the Company shall reimburse the Underwriters for all their out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

SECTION 7. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Offered Securities pursuant to any Terms Agreement (including any Option Securities as to which the option described in Section 3 has been granted by the Terms Agreement and exercised and the Date of Delivery determined by you is the same as the Closing Time) are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of the Company’s officers delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and obligations hereunder, and to the following further conditions:

(a) At the applicable Closing Time, no stop order suspending the effectiveness of the Registration Statement, or the ADS Registration Statement (if the Offered Securities include Shares) shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

(b) At the applicable Closing Time you shall have received a signed opinion of Cleary Gottlieb Steen & Hamilton LLP, English solicitors to the Company, dated as of the applicable Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to the Underwriters, to the effect that:

(i) The Company has been duly incorporated in and registered as a public limited company under the laws of England and Wales and is not in liquidation and has the requisite corporate power to enter into and perform its obligations under the Underwriting Agreement and the Terms Agreement (together, the “Transaction Documents”) and, if the Offered Securities include Debt Securities, the Designated Indenture and the registered global notes or, if the Offered Securities include Shares, the Deposit Agreement.

(ii) The Transaction Documents have been duly authorized, executed and delivered by the Company.

(iii) The statements with respect to matters of United Kingdom tax law and published HM Revenue & Customs (“HMRC”) practice set out under the heading “Taxation” in (i) the Preliminary Prospectus Supplement, considered together with the Final Term Sheet, and (ii) the Final Prospectus Supplement, insofar as such statements constitute a summary of certain tax laws of the United Kingdom and certain published HMRC practice referred to therein, fairly summarize such laws and practice as at the date hereof subject to the assumptions and reservations stated therein.

(iv) Under English law and practice as currently applied, the choice of the law of the State of New York to govern each of the Transaction Documents and, if the Offered Securities include Debt Securities, the Designated Indenture and the registered global notes or, if the Offered Securities include Shares, the Deposit Agreement, and the construction and interpretation thereof as between the parties thereto is a valid and effective choice of law under English law provided it was freely made. Such choice of law will be recognized and upheld by the English courts and in any action to enforce any of the Transaction Documents and, if the Offered Securities include Debt Securities, the Designated Indenture and the registered global notes or, if the Offered Securities include Shares, the Deposit Agreement, brought before the English courts having jurisdiction in the matter, the English courts will apply the law of the State of New York in relation thereto. The English courts have the discretion not to apply the law of the State of New York if and so far as its application would lead to results contrary to fundamental principles of public policy. In addition, the English courts are entitled to apply the laws of England and Wales whose application is mandatory and which cannot be derogated from by contract.

(v) The Underwriters can seek to enforce by proceedings in the English Courts their rights against the Company under the Transaction Documents (save as mentioned below) and such access will not be subject to any conditions that are not applicable to residents of the United Kingdom, a British Citizen or a company incorporated in any part of the United Kingdom; but (A) an English Court may in certain circumstances stay an action where it is of the opinion that, without injustice to the plaintiff, an action in another forum would be more convenient, and (B) an English Court may, at its discretion, order a plaintiff in an action, being a party who is not ordinarily resident in some part of the United Kingdom, to provide security for costs (including fees of counsel).

(vi) If the Offered Securities include Debt Securities, such counsel’s signed opinion shall also state that:

(A) The Offered Debt Securities have been duly authorized by the Company and, subject to the Offered Debt Securities having been duly authenticated by the Trustee in the manner described in the Designated Indenture, the Offered Debt Securities have been duly executed, issued and delivered by the Company and, if the Offered Debt Securities are Subordinated Debt Securities, the provisions specified to be governed by English law constitute valid, binding and enforceable obligations of the Company entitled to the benefits of the Designated Indenture and enforceable against the Company in accordance with their terms, subject to all limitations resulting from the laws of bankruptcy, administration, liquidation, insolvency, fraudulent transfer, reorganization, moratorium, suretyship or similar laws of general application affecting creditors’ rights and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(B) If the Offered Debt Securities are Subordinated Debt Securities, the provisions of the Offered Debt Securities relating to subordination conform in all material respects as to legal matters to the description thereof contained in the Disclosure Package and the Final Prospectus Supplement under the heading “Description of Debt Securities.”

(C) The Designated Indenture has been duly authorized, executed and delivered by the Company.

(D) No consent, approval, authorization, order, license, registration and qualification or filing of or with any court or governmental agency or body in the United Kingdom is required by the Company for the valid authorization, issue, sale and delivery of the Offered Debt Securities in the manner contemplated in the Final Prospectus Supplement, the Designated Indenture or the registered global notes (together with the Designated Indenture and the Transaction Documents, the “Debt Transaction Documents”) or the execution or delivery of the Transaction Documents or to effect interest and all other payments (including on redemption) in United States dollars on the Offered Securities to be made in the manner contemplated by the Debt Transaction Documents except as have been obtained or made in the manner contemplated by Final Prospectus Supplement and the Debt Transaction Documents and remain in effect.

(E) Except as disclosed in the Disclosure Package, Final Prospectus Supplement or the Registration Statement on the basis of United Kingdom law and published practice followed by HM Revenue & Customs at Closing Time, no United Kingdom stamp duty or stamp duty reserve tax is payable in connection with (A) the issue or delivery by the Company of the Offered Debt Securities to the Underwriters, or (B) assuming all of the following transactions take place outside the United Kingdom and any instruments of transfer remain at all times outside the United Kingdom, the purchase and sale by the Underwriters of the Offered Debt Securities or the execution and, where appropriate, delivery of the Debt Transaction Documents.

(F) Except as disclosed in the Disclosure Package, Final Prospectus Supplement or the Registration Statement, on the basis of United Kingdom law and published practice followed by HM Revenue & Customs at such Closing Time, no United Kingdom taxes are required to be deducted or withheld from any payment of interest by the Company to persons that qualify for benefits under the income tax convention between the United States and the United Kingdom (the “Treaty”) and are a resident of the United States for the purposes of the Treaty and are not resident or ordinarily resident in the United Kingdom for UK tax purposes at any material time (an “Eligible US Holder”) provided that the global securities representing such Offered Debt Securities are and continue to be quoted on the New York Stock Exchange.

(G) The execution and delivery of the Debt Transaction Documents, the issuance and delivery of the Offered Debt Securities, the consummation by the Company of the transactions contemplated in the Debt Transaction Documents and in the Final Prospectus Supplement and compliance by the Company with the terms of the Debt Transaction Documents, do not and will not result in any violation of the Memorandum or Articles of Association of the Company.

(H) Section 21 of FSMA contains a prohibition on the communication in the course of business by any person other than an authorized person under FSMA of an invitation or an inducement to engage in investment activity, subject to certain exceptions. Contravention of this prohibition in connection with offering or sale of any Offered Securities could involve, inter alia, certain agreements relating to the offering or sale of such Offered Securities being unenforceable. Communications by the Company will not be subject to such prohibition if the requirements of Articles 12, 19 and/or 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or any other relevant Article (or, where permitted, combination of the relevant Articles) of the Order are complied with.

(vii) If the Offered Securities include Shares, such counsel’s signed opinion shall also state that:

(A) The Offered Shares have been duly authorized and (subject to payment therefor in accordance with the applicable Terms Agreement) will be validly allotted, issued, fully paid and non-assessable; and the Offered Shares are not subject to the preemptive rights of any shareholder of the Company.

(B) The Offered Shares conform in all material respects as to legal matters to the description thereof contained in the Disclosure Package and Final Prospectus Supplement under the headings “Description of Dollar Preference Shares” and “Certain Terms of the [insert series name(s)] Dollar Preference Shares,” respectively.

(C) The Deposit Agreement has been duly authorized, executed and delivered by the Company.

(D) Except as discussed in the Final Prospectus or Registration Statement, no consent, approval, authorization, order, license, registration and qualification or filing of or with any court or governmental agency or body in the United Kingdom is required by the Company for the valid authorization, issue, sale and delivery of the Offered Securities in the manner contemplated in the Final Prospectus Supplement, the Transaction Documents, or the Deposit Agreement or the execution or delivery of the Transaction Documents or to effect dividend and all other payments (including on redemption) in United States dollars on the Offered Shares or the sale of the ADSs to be made in the manner contemplated by the Transaction Documents or the Deposit Agreement except as have been obtained or made in the manner contemplated by the Transaction Documents or the Deposit Agreement and remain in effect.

(E) Except as disclosed in the Disclosure Package, Final Prospectus Supplement or Registration Statement on the basis of United Kingdom law and published practice followed by HM Revenue & Customs at Closing Time, no United Kingdom stamp duty or stamp duty reserve tax is payable in connection with (A) the valid authorization, allotment, issue or delivery by the Company of the Offered Shares or (B) assuming all of the following transactions (except the execution and delivery of the Transaction Documents, the Deposit Agreement and the deposit of the Offered Shares thereunder by the Company) take place outside the United Kingdom and any instruments of transfer remain at all times outside the United Kingdom, the deposit of the Offered Shares under the Deposit Agreement by the Company, the purchase by the Underwriters of the ADSs (evidenced by ADRs), or the sale and delivery by the Underwriters of the ADSs (evidenced by ADRs) or the execution and, where appropriate, delivery of the Transaction Documents or the Deposit Agreement.

(F) Except as disclosed in the Disclosure Package, the Final Prospectus Supplement or the Registration Statement, on the basis of United Kingdom law and published practice followed by HM Revenue & Customs at such Closing Time, no United Kingdom taxes are required to be deducted or withheld from any payment of a dividend by the Company to Eligible U.S. Holders in respect of the Offered Shares although a deduction (exceeding the amount of, and so preventing the payment of, such tax credit) will be withheld from a payment of any tax credit to which such an Eligible U.S. Holder is entitled under the U.K./U.S. Double Taxation Convention relating to income and capital gains.

(G) The execution and delivery of the Transaction Documents and the Deposit Agreement, the valid authorization, allotment, issuance and delivery of the Offered Shares, the sale of the ADSs, the consummation by the Company of the transactions contemplated in the Transaction Documents and the Deposit Agreement, the ADS Registration Statement and in the Final Prospectus Supplement and compliance by the Company with the terms thereunder, do not and will not result in any violation of the Memorandum or Articles of Association of the Company.

The opinion of such counsel may state that their opinion is limited only to matters of English law. In rendering such opinion, such counsel may rely on such qualifications and assumptions as are customary and (without limitation) (A) rely as to matters of fact upon certificates of directors or officers of the Company and certificates of public officials, (B) assume that any document referred to in their opinion and executed by the Company has been duly authorized, executed and delivered pursuant to the laws of the State of New York and of the United States or England and that the obligations of the Company constitute legal, valid and binding obligations under the laws of the State of New York and of the United States and (C) rely as to matters governed by the laws of the State of New York and of the United States upon the opinion or opinions of Cleary Gottlieb Steen & Hamilton LLP rendered pursuant to Section 7(d) hereof.

(c) At the applicable Closing Time, you shall have received a signed opinion of the Group General Manager, Legal and Compliance, or the Deputy Group Legal Advisor to the Company, dated as of the applicable Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to the Underwriters, to the effect that:

(i) He has requested from the Company the originals or complete and accurate copies of all mortgages, charges and other documents creating security interests which the Company may have issued or given, and any trust deeds and loan agreements relating thereto to which the Company may be a party as a borrower, in each case, insofar as they create or provide for the issue of loan stock, notes, bonds or other forms of secured or unsecured indebtedness by way of loan capital or long-term borrowing other than deposits (collectively, the “Debenture Documents”) and he has made a search of the files of the Company and each Significant Subsidiary (as such term is defined in Rule 1-02 of Regulation S-X of the Commission) incorporated under the laws of England and Wales at the English Companies Registry.

(ii) He has examined such searches and the Debenture Documents supplied to him and that upon the basis of such examination, he is of the opinion that the execution and delivery of this Agreement, the applicable Terms Agreement and the Deposit Agreement, if the Offered Securities include Shares, or the Designated Indenture, if the Offered Securities include Debt Securities, the issuance and delivery of the Offered Securities, the sale of the ADSs, as applicable, the consummation by the Company of the transactions contemplated in such agreements and in the Registration Statement and the ADS Registration Statement, if the Offered Securities include Shares, and compliance by the Company with the terms of such agreements do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, charge or security interest upon any property or assets of the Company pursuant to the terms of any such Debenture Documents, which would have a materially adverse effect on the financial condition or general affairs of the Company and its subsidiaries (considered as one enterprise).

(iii) The present authorized and issued share capital of the Company is as set forth or incorporated by reference in the Prospectus and all of such issued share capital is validly authorized and issued, fully paid and non-assessable.

Such opinion may state that it is limited to matters of English law. In rendering such opinion the Group General Manager, Legal and Compliance of HSBC Holdings plc, or the Deputy Group Legal Advisor of HSBC Holdings plc as the case may be, may (A) rely as to matters of fact upon certificates of directors or officers of the Company and certificates of public officials, (B) assume that any document referred to in his opinion and executed by the

Company has been duly authorized, executed and delivered pursuant to the laws of the State of New York and of the United States or of England (as the case may be) and that the obligations of the Company constitute legal, valid and binding obligations under the laws of the State of New York and of the United States or of England and (C) rely as to matters governed by the laws of the State of New York and of the United States upon the opinion and letter of Cleary Gottlieb Steen & Hamilton LLP rendered pursuant to Section 7(d) hereof.

(d) At the applicable Closing Time you shall have received a signed opinion and letter of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company, dated as of the applicable Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to the Underwriters, to the effect that:

(i) The statements set forth under the heading “Taxation” in the Preliminary Prospectus Supplement considered together with the Final Term Sheet and the Final Prospectus, insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the matters referred to therein.

(ii) The issuance and sale of the Offered Securities to the Underwriters pursuant to the Terms Agreement do not, and the performance by the Company of its obligations in the Terms Agreement will not, (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance, except such as have been or will be obtained or effected under the 1933 Act and the 1934 Act (but need not express any opinion relating to any consent, approval, authorization, registration or qualification that may be required under state securities or Blue Sky laws), or (b) result in a violation of any United States federal or New York State law or published rule or regulation that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance (but need not express any opinion relating to the United States federal securities laws or any state securities or Blue Sky laws).

(iii) Under the law of the State of New York relating to submission to jurisdiction, the Company, pursuant to Section 18 of this Agreement, has (a) validly and irrevocably submitted to the jurisdiction of any United States or state court located in the Borough of Manhattan, City of New York, and (b) validly appointed HSBC Bank USA, N.A. as its initial authorized agent for the purposes described in Section 18 of this Agreement.

(iv) If the Offered Securities include Debt Securities, such counsel’s opinion shall also state that:

(A) The Designated Indenture has been duly executed and delivered by the Company under the federal laws of the United States and the laws of the State of New York and qualified under the 1939 Act and assuming due authorization, execution and delivery by the Trustee, is a valid, binding and enforceable agreement of the Company, subject as to enforcement by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(B) The Company is not an “investment company” within the meaning of the 1940 Act, and the offer and sale of the Offered Debt Securities in the United States will not subject the Company to registration under, or result in a violation of, the 1940 Act.

(C) The statements set forth under the headings “Description of Debt Securities” in the Final Prospectus Supplement and “Description of the Debt Securities” in the Disclosure Package and Final Prospectus Supplement, insofar as such statements purport to summarize certain provisions of the Offered Securities or the Designated Indenture, provide a fair summary of such provisions.

(D) The performance by the Company of its obligations in the Designated Indenture and the registered global notes will not, (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance, except such as have been or will be obtained or effected under the 1933 Act and the 1939 Act (but need not express an opinion relating to consent, approval, authorization, registration or qualification that may be required under state securities or Blue Sky laws), or (b) result in a violation of any United States federal or New York State law or published rule or regulation that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance (but need not express any opinion relating to the United States federal securities laws or any state securities or Blue Sky laws).

(v) If the Offered Securities include Shares, such counsel’s opinion shall also state that:

(A) The Deposit Agreement has been duly executed and delivered by the Company under the federal laws of the United States and the laws of the State of New York and, assuming due authorization and execution by the Depositary, is a valid, binding and enforceable agreement of the Company, subject as to enforcement by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(B) The Company is not an “investment company” within the meaning of the 1940 Act, and the offer and sale of the Offered Shares in the United States will not subject the Company to registration under, or result in a violation of, the 1940 Act.

(C) Upon due issuance by the Depositary of ADRs against the deposit of Offered Shares in accordance with the provisions of the Deposit Agreement and due execution by one of the Depositary’s officers, such ADRs will be duly and validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

(D) The statements set forth under the heading “Description of American Depositary Receipts” in the Disclosure Package and Final Prospectus Supplement, insofar as such statements purport to summarize certain provisions of the Deposit Agreement, provide a fair summary of such provisions.

(E) the performance by the Company of its obligations in the Deposit Agreement will not, (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance, except such as have been or will be obtained or effected under the 1933 Act (but need not express any opinion relating to any consent, approval, authorization, registration or qualification that may be required under state securities or Blue Sky laws), or (b) result in a violation of any United States federal or New York State law or published rule or regulation that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance (but need not express any opinion relating to the United States federal securities laws or any state securities or Blue Sky laws).

In giving their opinion, Cleary Gottlieb Steen & Hamilton LLP may rely as to all matters governed by the laws of the United Kingdom upon the opinions rendered pursuant to Section 7(b) and (c) hereof.

Cleary Gottlieb Steen & Hamilton LLP shall additionally state that,

(i) The Registration Statement (except the financial statements and schedules and other financial and statistical data included therein, and Exhibit 25, to the Form F-3, as to which they need express no view), at the time it became effective, and the Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and, if Offered Debt Securities are being issued, the 1933 Act, as amended, and the rules and regulations thereunder.

(ii) No information has come to their attention that causes them to believe that the Registration Statement including the documents incorporated by reference therein (except the financial statements and schedules and other financial and statistical data included therein, as to which they need express no view), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) No information has come to their attention that causes them to believe that the Disclosure Package, including the documents incorporated therein by reference (except the financial statements and schedules and other financial and statistical data included therein, as to which they need express no view), at the Effective Date, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv) No information has come to their attention that causes them to believe that the Final Prospectus Supplement and the documents incorporated by reference therein (except the financial statements and schedules and other financial and statistical data included therein, as to which they need express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) At the applicable Closing Time, you shall have received a signed opinion of U.S. counsel for the Underwriters, dated as of the applicable Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to you.

(f) At the applicable Closing Time, you shall have received a signed opinion of English solicitors for the Underwriters, dated as of the applicable Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to you.

(g) At the applicable Closing Time, (i) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, earnings or general affairs of the Company and its subsidiaries (considered as one enterprise), (ii) the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time pursuant to this Agreement, the applicable Terms Agreement or the Deposit Agreement, if the Offered Securities include Shares or the Designated Indenture, if the Offered Securities include Debt Securities, and (iii) each of the representations and warranties of the Company set forth in Section 1(a) shall be accurate in all material respects as though expressly made at and as of the applicable Closing Time. At the applicable Closing Time, you shall have received a certificate of any authorized director or executive officer of the Company, dated as of the applicable Closing Time, to such effect.

(h) If such letter is being delivered less than 135 days after the date of the accountants’ last audit of the Company’s financial statements or their last review under SAS 100, on the date the applicable Terms Agreement is executed by the Company, you shall have received from KPMG Audit Plc a letter, dated such date, in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Underwriters, substantially in the form annexed to the Terms Agreement as Annex A.

(i) At the applicable Closing Time, you shall have received from KPMG Audit Plc a letter, in form and substance satisfactory to you and dated as of the applicable Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 7(h), except that the specified date referred to shall be a date not more than five days prior to the applicable Closing Time.

(j) If the Offered Securities include Shares, at the applicable Closing Time, Emmet, Marvin & Martin LLP, counsel to the Depositary, shall have furnished to the Underwriters their written opinion, dated the Closing Time, in form and substance reasonably satisfactory to you, to the effect that (a) the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid, binding and enforceable obligation of the Depositary and (b) the ADRs issued under and in accordance with the provisions of the Deposit Agreement to evidence the ADSs representing the Offered Debt Securities will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

(k) At the Closing Time, U.S. counsel and English solicitors for the Underwriters shall have been furnished with all such documents, certificates, resolutions and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities as contemplated in this Agreement and the matters referred to in Sections 7(e) and 6(f) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Offered Securities as contemplated in this Agreement shall be reasonably satisfactory in form and substance to you and to U.S. counsel and English solicitors for the Underwriters.

(l) Subsequent to the Effective Date, no downgrading shall have occurred in the rating accorded the Offered Securities by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation.

(m) Subsequent to the Effective Date, there shall not have been any change in U.S. or U.K. taxation directly and materially adversely affecting U.S. purchasers of the Offered Securities or the imposition of exchange controls by the United States or the United Kingdom directly and materially affecting the Company’s ability to pay interest or dividends in U.S. dollars.

(n) The Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the 1933 Act (in the case of a Free Writing Prospectus, to the extent required by Rule 433 under the 1933 Act).

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the applicable Terms Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 6 herein. Notwithstanding any such termination, the provisions of Sections 9, 10 and 11 herein shall remain in effect.

SECTION 8. Conditions to Purchase of Option Securities. In the event that the Company grants to the Underwriters the option described in Section 3 to purchase all or any of the Option Securities, the Underwriters exercise such option and the Date of Delivery determined by you after consultation with the Company pursuant to Section 3 is later than the Closing Time, the obligations of the several Underwriters to purchase and pay for the Option Securities that they shall have respectively agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder and to the following further conditions:

(a) Each of the Registration Statement and the ADS Registration Statement (if the Offered Securities include Shares) shall remain effective at the Date of Delivery, and at the Date of Delivery no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement (if the Offered Securities include Shares) shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

(b) At the Date of Delivery, the provisions of Section 7(g) shall have been complied with at and as of the Date of Delivery and, at the Date of Delivery, you shall have received a certificate of any authorized director or executive officer of the Company, dated as of the Date of Delivery, to such effect.

(c) At the Date of Delivery, you shall have received a signed opinion of the Group General Manager, Legal and Compliance, of HSBC Holdings plc, or the Deputy Group Legal Advisor to HSBC Holdings plc, in either case dated as of the Date of Delivery, together with signed or reproduced copies of such opinion for each of the Underwriters, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 7(c).

(d) At the Date of Delivery, you shall have received signed opinions from Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel and English solicitors for the Company, Emmet, Marvin & Martin LLP, counsel for the Depositary, if the Offered Securities include Shares, together with signed or reproduced copies of such opinions for each of the other Underwriters, in each case in form and substance satisfactory to counsel for the Underwriters, dated as of the Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinions required by Sections 7(b), 7(d), 7(j) and 7(k), respectively.

(e) At the Date of Delivery, you shall have received the signed opinions of U.S. counsel for the Underwriters, and English solicitors for the Underwriters, dated as of the Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinions required by Sections 7(e) and 7(f), respectively.

(f) At the Date of Delivery, you shall have received a letter from KPMG Audit Plc, in form and substance satisfactory to you and dated as of the Date of Delivery, to the effect that they reaffirm the statements made in the respective letters furnished pursuant to Section 7(h) and 7(i), except that the specified date referred to shall be a date not more than five days prior to the Date of Delivery.

(g) At the Date of Delivery, U.S. counsel and English solicitors for the Underwriters shall have been furnished with all such documents, certificates, resolutions and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Option Securities as contemplated in this Agreement and the matters referred to in Sections 7(e) and 7(f) in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Date of Delivery in connection with the authorization, issuance and sale of the Option Securities as contemplated in this Agreement shall be reasonably satisfactory in form and substance to you and to U.S. counsel and English solicitors for the Underwriters.

SECTION 9. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the ADS Registration Statement (or any amendment thereto), if the Offered Securities include Shares, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in the

Disclosure Package or the Final Prospectus Supplement or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based on any such untrue statement or omission, or any such alleged untrue statement or omission, provided such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto), the ADS Registration Statement (or any amendment thereto), if the Offered Securities include Shares, the Disclosure Package or the Final Prospectus Supplement.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement (including its authorized representative) or the ADS Registration Statement, its agent for service of process in the United States and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the ADS Registration Statement (or any amendment thereto), the Disclosure Package or the Final Prospectus Supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto), the ADS Registration Statement (or any amendment thereto), the Disclosure Package or the Final Prospectus Supplement.

(c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 10. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 9 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters of each offering of Offered Securities shall contribute to the aggregate losses, liabilities, claims, damages and expenses, as incurred, of the nature contemplated by said indemnity agreement incurred by the Company and one or more of such Underwriters in respect of such offering in such proportions as will reflect the relative benefits from the offering of such Offered Securities received by the Company on the one hand and by such Underwriters on the other hand, taking into account the portion of the proceeds of such offering realized by each, provided that, if the Offered Securities are offered by Underwriters at an initial public offering price set forth in a supplement to the Prospectus, the relative benefits shall be deemed to be such that the Underwriters shall be responsible for that portion of the aggregate losses, liabilities, claims, damages and expenses represented by the percentage that the underwriting discount appearing in such supplement bears to the initial public offering price appearing therein and the company shall be responsible for the balance; provided however, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No Underwriter or any person controlling such Underwriter shall be obliged to contribute any amount or amounts hereunder which the aggregate exceeds the total price of the Offered Debt Securities purchased by such Underwriter under this Agreement and the Terms Agreement, less the aggregate amount of any damages which such underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or substantially similar claim. For purposes of this Section 10, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement (including its authorized representative), and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

SECTION 11. Representations Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any termination of this Agreement, or any investigation made by or on behalf of the Company or any Underwriter or controlling person and will survive delivery of and payment for any Offered Securities.

SECTION 12. Termination of Agreement. (a) This Agreement shall be subject to termination in the absolute discretion of the Underwriters by notice given to the Company by the Underwriter or the Underwriters designated as the lead underwriter(s) with respect to an offering of Securities on behalf of the Underwriters at any time at or prior to the Closing Time, if prior to such time there has occurred any (A)(1) suspension of trading in any securities issued by the Company (other than in connection with a redemption of securities), or (2) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange or the London Stock Exchange plc or the United States over-the-counter market or the establishment of minimum prices on either of such exchanges or such market in any of the foregoing cases by the Commission or such exchange or other regulatory or governmental body having jurisdiction, (B) declaration of a general moratorium on commercial banking activities in New York or England by either Federal or New York State or English authorities, (C) outbreak or escalation of hostilities involving the United States or the United Kingdom, declaration of a national emergency or war by the United States or the United Kingdom or any other substantial international calamity or crisis or (D) material adverse change in the existing financial, political or general economic conditions in the United States or the United Kingdom, including any effect of international conditions on such conditions in the United States or the United Kingdom, that, in the reasonable judgment of the Underwriters is material and adverse and in the case of any of the events specified in clauses (C) or (D), such event singly or together with any other such event makes it, in the reasonable judgment of the Underwriters, impracticable to market or sell the Offered Debt Securities on the terms and in the manner contemplated herein.

SECTION 13. Default by One or More of the Underwriters. If one or more of the Underwriters participating in an offering of Offered Securities shall fail at the applicable Closing Time to purchase the Offered Securities, in the form of Debt Securities, ADRs or otherwise, that it or they are obligated to purchase pursuant to the applicable Terms Agreement (the “Defaulted Securities”), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the total number of Offered Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the total number of the Offered Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement and the applicable Terms Agreement.

In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, ADS Registration Statement or Prospectus (including any supplement thereto) or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter pursuant to this Section.

SECTION 14. Default by the Company. If the Company shall fail at the Closing Time to sell and deliver the number of Offered Securities that it is obligated to sell pursuant to the applicable Terms Agreement, then the applicable Terms Agreement shall terminate without any liability on the part of any non-defaulting party except to the extent provided in Section 6 hereof and except that the provisions of Sections 9, 10 and 11 hereof shall remain in effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 15. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to you or the Underwriters shall be directed to you c/o [    ]; and notices to the Company shall be directed to it at 8 Canada Square, London E14 5HQ, attention of the Group Finance Director.

SECTION 16. Arm’s Length Transaction. The Company acknowledges and agrees that: (a) the purchase and sale of the Offered Securities pursuant to this Agreement and the applicable Terms Agreement, including the determination of the public offering price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (b) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor or fiduciary of the Company, or its affiliates, stockholders, creditors or employees; (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 17. Parties. This Agreement shall inure to the benefit of and be binding upon you and the Company and any Terms Agreement shall inure to the benefit of and be binding upon the Company and any Underwriter who becomes a party to a Terms Agreement and their respective successors. Nothing expressed or mentioned in this Agreement or a Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 9 and 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or a Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof or thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 18. Submission to Jurisdiction. The Company irrevocably agrees that any suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter, arising out of or based upon this Agreement, the Designated Indenture or any applicable Terms Agreement or the transactions contemplated hereby or thereby may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and to the fullest extent permitted by law irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York 10018-2706 (c/o Issuer Services) as its Authorized Agent (the “Authorized Agent”) upon whom process may be served in any such suit, action or proceeding arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, by any Underwriter or by any person who controls any Underwriter, and the Company expressly consents to the jurisdiction of any such court in respect of any such suit, action or proceeding, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any suit, action or proceeding based on this Agreement or any Terms Agreement may be instituted by any Underwriter in any competent court in the United Kingdom.

SECTION 19. Governing Law and Time. This Agreement shall be governed by the laws of the State of New York. Specified times of the day refer to New York City time.

SECTION 20. Counterparts. This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement. If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof.

Very truly yours,
HSBC HOLDINGS PLC
By:
Name:
Title:

Confirmed and accepted as of the date first above written:

[ ]

By:	[ ]

By:
Name:
Title:

Annex A

We have audited, in accordance with auditing standards generally accepted in the United States and United Kingdom, the consolidated balance sheets of HSBC Holdings plc and subsidiaries (the “Group”) as of [            ], and the consolidated profit and loss accounts, statement of total consolidated recognised gains and losses, movement in consolidated shareholders’ funds and consolidated cash flow statements for each of the years in the three year period ended [            ]. The consolidated financial statements are prepared in conformity with International Financial Reporting Standards (“IFRSs”). The consolidated financial statements and our report with respect thereto, are included in the Group’s annual report on Form 20F for the year ended [            ] and incorporated by reference in the registration statement (no. 333-[            ]) on Form F-3 filed by HSBC Holdings plc under the Securities Act of 1933 (the “Act”). We have also reviewed, in accordance with standards issued by the U.K. Auditing Practices Board and the U.S. American Institute of Certified Public Accountants, the unaudited consolidated financial statements as of [            ] and for the six-month period then ended, as indicated in our report dated [            ] which were included in the Group’s interim report on form 6-K dated [            ] and, which is incorporated by reference in the registration statement. The registration statement, as amended on [            ], is herein referred to as the “Registration Statement.”

In connection with the Registration Statement:

1	We are independent auditors with respect to the Group within the meaning of the Act and the applicable rules and regulations thereunder adopted by the U.S. Securities and Exchange Commission (the “SEC”).

2.	In our opinion, the consolidated financial statements audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 (the “Exchange Act”) and the related rules and regulations adopted by the SEC.

3.	We have not audited any financial statements of the Group as of any date or for any period subsequent to [ ]; although we have conducted an audit for the year ended [ ], the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as at [ ], and for the year then ended but not on the financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheet as at [ ], and unaudited consolidated profit and loss accounts for the six month period ended [ ] incorporated by reference in the Registration Statement or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to [ ].

4.	For purposes of this letter we have read the [ ] minutes of meetings of the shareholders, the Board of Directors, Executive and Audit Committees of HSBC Holdings plc as set forth in the minutes books at [ ], officials of the Group having advised us that the minutes of all such meetings up to that date were set forth therein; we have carried out other procedures to [ ] as follows (our work did not extend to the period from [ ] to [ ], inclusive):

a.	With respect to the six-month periods ended [ ], we have:

(i)	Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited consolidated balance sheet as at [ ], and unaudited consolidated profit and loss account, statement of total consolidated recognised gains and losses, movement in consolidated shareholders’ funds and consolidated cash flow statements for the six month period ended [ ] incorporated by reference in the Registration Statement.

(ii)	Inquired of certain officials of the Group who have responsibility for financial and accounting matters regarding whether the unaudited consolidated financial statements referred to in 4a(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

b.	With respect to the period from [ ] to [ ] we have—

(i)	Read the unaudited incomplete consolidated financial statements [ ]of the Group for the three months ended [ ] as set out in the “the Quarterly Board Report” furnished to us by the Group (incomplete in that they omit statement of total recognized gains and losses, reconciliation of movements in consolidated shareholders’ funds, consolidated cashflow statement and other disclosures) officials of the Group who have responsibility for financial and accounting matters having advised us that no such financial statements as of any date or for any period subsequent to [ ], were available.

(ii)	Inquired of certain officials of the Group who have responsibility for financial and accounting matters whether the unaudited incomplete consolidated financial statements referred to in b(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the registration statement.

The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representation regarding the sufficiency of the foregoing procedures for your purposes.

5.	Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

(i)	any material modification should be made to the unaudited consolidated financial statements described in 4a(i), incorporated by reference in the Registration Statement for them to be in conformity with IFRSs;

(ii)	the unaudited consolidated financial statements described in 4a(i), incorporated by reference in the Registration Statement are not stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement;

(iii)	(1) at [ ], except in all instances for changes, increases or decreases that the Registration Statement discloses have occurred or may occur, there was any change in share capital, an increase in consolidated loan capital or a decrease in consolidated shareholders’ funds of the Group as compared with amounts shown on the [ ] unaudited consolidated balance sheet incorporated by reference in the Registration Statement, or (2) for the period from [ ] to [ ] the Group did not record a net profit.

6.	As mentioned in 4b(i) officials of the Group who have responsibility for financial and accounting matters have advised us that no unaudited consolidated financial statements for any date or for any period subsequent to [ ] are available; accordingly, the procedures carried out by us with respect to changes in consolidated financial statement items after [ ], have, of necessity, been even more limited than those with respect to the periods referred to in 4(a) and 4(b). We have inquired of officials of the Group who have responsibility for financial and accounting matters whether:

(i)	at [ ], there was any change in the Company’s issued share capital (other than shares issued under profit sharing or share option schemes or scrip dividend elections), increase in consolidated loan capital or any decreases in shareholders’ funds of the Group as compared with amounts shown on the [ ] unaudited consolidated balance sheet included in the 6-K dated [ ] incorporated by reference in the Registration Statement. Those officials stated that there were no such changes, increases or decreases.

(ii)	for the period from [ ] to [ ], the Group recorded a profit. Those officials confirmed that this was the case.

7.	At your request, we have also read the items identified by you on the attached copy of the pages selected by you that were incorporated by reference in the Registration Statement (Management Discussion and Analysis included in the Group’s interim report on Form 6-K dated [ ]), and have performed the following procedures, which were applied as indicated with respect to the symbols explained below. With respect to these items, we make no comment as to the Group’s determination as to what constitutes the appropriate presentation, disclosures and explanations or causal relationships of such items.

A.	Compared the amount to the Group’s audited consolidated financial statements incorporated by reference in the Registration Statement and found it to be in agreement.

B.	Compared the amount to the Group’s unaudited interim consolidated financial statements incorporated by reference and found it to be in agreement.

C.	Compared the amount or ratio to the corresponding amount or ratio in a schedule, report or analysis prepared by management of the Group (management of the Group having indicated that such schedules were prepared from the Group’s accounting records) and found it to be in agreement.

D.	Recalculated from the information contained in the Group’s audited consolidated financial statements referred to in procedure A above without exception.

E.	Recalculated from the information contained in the Group’s unaudited interim consolidated financial statements referred to in procedure A above without exception.

F.	Compared the financial information set out on page o of the Registration Statement under the heading ‘Capitalisation’ of HSBC Holdings plc and its subsidiary undertakings to the unaudited balance sheet as at [ ] incorporated by reference in the Registration Statement and found it to be in agreement.

G.	Compared the amount or ratio to the corresponding amount or ratio in a schedule, report or analysis prepared by management of the Group and found it to be in agreement

For purposes of reporting our findings, in those instances in which one or more of the compared amounts or percentages stated were rounded to some degree and the amounts or percentages were in agreement, except that they were not rounded to the same degree, we have nevertheless stated that we found the compared amounts and percentages to be in agreement.

40